UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2025

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39218	16-0977505
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

11311 Concept Blvd
Largo, Florida	33773
(Address of principal executive offices)	(Zip code)

(727) 392-6464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Rule 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNMD	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2025, the Board of Directors (the “Board”) of CONMED Corporation (the “Company”) appointed Kim Kelderman as a director effective immediately. Mr. Kelderman was appointed to the Corporate Governance and Nominating Committee and the Strategy Committee. The Board determined that Mr. Kelderman is independent and meets the applicable director independence requirements of the New York Stock Exchange and the Company’s director independence standards, as adopted by the Board.

Mr. Kelderman has been President, Chief Executive Officer, and member of the Board of Bio-Techne (NASDAQ: TECH) since February 2024, having joined Bio-Techne in April 2018, as President, Diagnostics and Genomics, and having served as Chief Operating Officer from November 2023 to January 2024. Prior to Bio-Techne, Mr. Kelderman was employed at Thermo Fisher Scientific where he led three different businesses of increasing scale and complexity. Mr. Kelderman managed the Platforms and Content of the Genetic Sciences Division, where he was responsible for the Instrumentation, Software, Consumables and Assays businesses, and brands such as Applied Biosystems and legacy Affymetrix. Before joining Thermo Fisher, Mr. Kelderman served as Senior Segment Leader at Becton Dickinson, managing the global Blood Tubes "Vacutainer" business. Mr. Kelderman holds a Bachelor of Science degree from Hogeschool Heerlen of Applied Sciences in the Netherlands.

There are no understandings or arrangements between Mr. Kelderman or any third parties pursuant to which he was selected as a director. There are no related party transactions that would be required to be disclosed under Item 404(a) of Reg S-K with respect to Mr. Kelderman. In addition, Mr. Kelderman does not have any familial relationship with any director or executive officer of the Company.

As a non-employee director, Mr. Kelderman will receive the annual cash and equity compensation received by each of the Company’s non-employee directors, as further described in the Company’s proxy statement dated April 8, 2025. The Board granted Mr. Kelderman a prorated portion of the annual equity compensation granted to directors with a value of approximately $134,766, based on a Black Scholes valuation, which grant was comprised of 500 restricted stock units and stock options to acquire 6,227 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s stock on September 8, 2025. The awards will vest in full on September 8, 2026.

A copy of a press release issued on September 9, 2025, announcing Mr. Kelderman’s election and describing his background and qualifications is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are included herewith:

Exhibit No.	Description of Exhibit
99.1	Press release dated September 9, 2025, issued by CONMED Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2025	CONMED CORPORATION
(Registrant)

	By:	/s/ Todd W. Garner
	Name:	Todd W. Garner
	Title:	Executive Vice President, Finance &
Chief Financial Officer